Exhibit 1.1

Enbridge Inc.

Common Shares

Equity Distribution Agreement

May 15, 2024

BMO Nesbitt Burns Inc.

525 – 8th Avenue SW, 14th Floor

Calgary, Alberta T2P 1G1

(“BMO Canada” on behalf of the Canadian sales agents)

BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

(“BMO U.S.” on behalf of the U.S. sales agents)

Ladies and Gentlemen:

Enbridge Inc., a corporation organized under the laws of Canada (the “Company”), confirms its agreement (this “Agreement”) with BMO Canada, CIBC World Markets Inc., National Bank Financial Inc., Scotia Capital Inc., TD Securities Inc., Barclays Capital Canada Inc., Citigroup Global Markets Canada Inc., Merrill Lynch Canada Inc., Mizuho Securities Canada Inc., Wells Fargo Securities Canada, Ltd., RBC Dominion Securities Inc., ATB Securities Inc., Desjardins Securities Inc. and Morgan Stanley Canada Limited (collectively, the “Canadian Agents”), and BMO U.S., CIBC World Markets Corp., National Bank of Canada Financial Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, RBC Capital Markets, LLC, ATB Capital Markets USA Inc., Desjardins Securities International Inc. and Morgan Stanley & Co. LLC (collectively, the “U.S. Agents”, and together with the Canadian Agents, the “Agents”) with respect to the issuance and sale from time to time by the Company of common shares in the capital of the Company (the “Common Shares” and the Common Shares to be issued and sold by the Company pursuant to the terms hereof, the “Shares”), having an aggregate offering price of up to $2,750,000,000 (the “Maximum Amount”) through or to the Agents, as sales agents or principals, on the terms and subject to the conditions set forth in this Agreement. The Company agrees that, whenever the Company determines to sell Shares directly to any Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Agent, relating to such sale in accordance with Section 2 hereof.

When determining the aggregate value of the Shares sold, the Company will use the exchange rate posted by Thomson Reuters on the date the applicable Shares were sold to determine the Canadian dollar equivalent of any Shares sold in consideration for United States dollars.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents as follows:

(a)           Shelf Procedure Eligibility. The Company meets the eligibility requirements to use the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP, National Instrument 44-102 Shelf Distributions (“NI 44-102”) and Companion Policy 44-102CP and Alberta Securities Commission Blanket Order 44-501 Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers and the equivalent local blanket orders of the other Canadian Qualifying Authorities (as defined herein) referenced in CSA Staff Notice 44-306 Blanket Orders Exempting Well-known Seasoned Issuers from Certain Prospectus Requirements as extended, varied or amended, for the distribution of securities on a continuous or delayed basis (the “Shelf Procedures”) and to file a short form prospectus with the securities regulatory authorities (the “Canadian Qualifying Authorities”) in each of the provinces of Canada (the “Canadian Qualifying Jurisdictions”); the Company has prepared and filed a short form base shelf prospectus (in the English and French languages) (the “Canadian Base Prospectus”) with the Canadian Qualifying Authorities utilizing the passport system procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions and has obtained a receipt from the Alberta Securities Commission (a “Receipt”) evidencing the receipt on behalf of the Canadian Qualifying Authorities for the Canadian Base Prospectus; no order suspending the distribution of the Shares has been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by any Canadian Qualifying Authority. With respect to the Shares, “Canadian Prospectus” means the English and French language versions (unless the context indicates otherwise) of the Canadian Base Prospectus, including all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws (as defined herein), including but not limited to, Designated News Releases (as defined herein), as supplemented by the English and French language versions (unless the context indicates otherwise) of the prospectus supplement relating to the offering of the Shares (the “Canadian Prospectus Supplement”) to be filed by the Company with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws; “Designated News Release” means a news release disseminated by the Company in respect of previously undisclosed information that, in the Company’s determination, constitutes a material fact (as such term is defined in Canadian Securities Laws) and identified by the Company as a “designated news release” in writing on the face page of the version of such news release that is filed by the Company on SEDAR+ (as defined herein). The Canadian Prospectus Supplement shall provide that any and all Designated News Releases shall be deemed to be incorporated by reference in the Canadian Base Prospectus only for the purposes of the distribution of the Shares.

(b)           [Reserved].

(c)           Registration Requirement Compliance. The Company and the offering of the Shares meet the general eligibility requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”); the Company has filed a Registration Statement on Form S-3 (File No. 333-266405) in respect of the Shares; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agents and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Agents, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Securities and Exchange Commission (the “Commission”); no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, but excluding the Statement of Eligibility and Qualification on Form T-1, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date hereof, being hereinafter called the “U.S. Base Prospectus”; with respect to the Shares, “U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the prospectus supplement relating to the offering of the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) (the “U.S. Prospectus Supplement”); any reference herein to the U.S. Base Prospectus, the U.S. Prospectus Supplement, the U.S. Prospectus, the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such U.S. Base Prospectus, U.S. Prospectus Supplement, U.S. Prospectus, Canadian Base Prospectus, Canadian Prospectus Supplement or Canadian Prospectus, as the case may be; any reference to any amendment or supplement to the U.S. Base Prospectus, U.S. Prospectus Supplement or U.S. Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such amendment or supplement; “Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus: and “Prospectus Supplements” means, collectively, the Canadian Prospectus Supplement and the U.S. Prospectus Supplement.

(d)           Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii)  at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (iii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an “ineligible issuer”.

(e)           Well-Known Seasoned Issuer. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405 under the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and was filed not earlier than the date that is three years prior to the date hereof.

(f)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (as defined herein), as of its issue date, did not include any information that conflicted with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Agents and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

(g)           Incorporated Documents. The documents incorporated by reference in the Canadian Prospectus when they were filed with the Canadian Qualifying Authorities conformed in all material respects to the requirements of Canadian securities laws, including the applicable rules and regulations under such laws, and together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Qualifying Authorities in each of the Canadian Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”); the documents included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to such the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares (“Time of Sale”), taken together (collectively, the “Disclosure Package”), as of the date hereof, at the Effective Date (as defined herein), at each date the Company executes and delivers a Terms Agreement, at each Time of Sale, at each Representation Date (as defined herein) and at each Settlement Date (as defined herein), conformed or will conform in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Canadian Prospectus, the Registration Statement, the Disclosure Package and the U.S. Prospectus or any amendment or supplement thereto, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable. Such documents included or incorporated by reference in the Registration Statement prior to the Time of Sale, when filed with the Commission, did not, and any such documents filed after the Time of Sale, when filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Disclosure Conformity. On the date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”), the Registration Statement conformed or will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; as of the date hereof, the date the U.S. Prospectus is first filed, at each date the Company executes and delivers a Terms Agreement, at each Time of Sale, at each Representation Date and at each Settlement Date, the U.S. Prospectus conformed or will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; on the date each was first filed, the Canadian Base Prospectus and the Canadian Prospectus Supplement did, and as of the date hereof, at each date the Company executes and delivers a Terms Agreement, at each Time of Sale, at each Representation Date and at each Settlement Date, the Canadian Prospectus will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws; and the Registration Statement, as of the date hereof and as of the Effective Date, did not, and at each date the Company executes and delivers a Terms Agreement, at each Time of Sale, at each Representation Date and at each Settlement Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus will not, as of its date, as of the date hereof, at each date the Company executes and delivers a Terms Agreement, at each Time of Sale, at each Representation Date and at each Settlement Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in the U.S. Prospectus or the Canadian Prospectus.

(i)            Company Good Standing. The Company has been duly incorporated and is a valid and subsisting corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectuses and the Disclosure Package, and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(j)            Subsidiary Good Standing. Each of the Company’s “significant subsidiaries” (as the singular of such term is defined in Rule 1-02 of Regulation S-X under the Act), all of which (other than intermediate holding companies or other similar entities which do not hold any substantial assets other than equity interests in Significant Subsidiaries) are, as of the date hereof, listed in Schedule 2 hereto and which list may be updated from time to time during the term of this Agreement by notice in writing from the Company to the Selling Agents (such subsidiaries listed in Schedule 2, as updated from time to time, the “Significant Subsidiaries”), has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited partnership, limited liability company or trust power, as applicable, and authority to own its property and to conduct its business as described in the Registration Statement, the Prospectuses and the Disclosure Package (or as presently conducted, if not so described therein) and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Other than the Significant Subsidiaries, none of the other subsidiaries of the Company had (i) as of the last day of the Company’s most recent fiscal year, total assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date and (ii) for the fiscal year then ended, total revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries for such period. In making this determination, any subsidiary acquired after the last day of the Company’s most recent fiscal year shall be deemed to have been acquired as of such date.

(k)           Capitalization. All the outstanding Common Shares have been duly and validly authorized, created, allotted and issued and are fully paid and non-assessable and not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; the Common Shares conform in all material respects to the descriptions thereof contained in the section titled “Description of Share Capital - Common Shares” in the Canadian Prospectus, the Disclosure Package and the U.S. Prospectus; and all the outstanding equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized, created, allotted and issued, are fully paid and non-assessable (except as otherwise described or incorporated by reference in the Canadian Prospectus, the Disclosure Package and the U.S. Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described or incorporated by reference in the Canadian Prospectus, the Disclosure Package and the U.S. Prospectus).

(l)            Existing Instruments. There is no contract, agreement or other document of a character required to be described in the Canadian Prospectus, the Registration Statement or the U.S. Prospectus, or to be filed as an exhibit thereto or filed therewith, which is not described therein or filed as required; and the statements in the Canadian Base Prospectus, the Canadian Prospectus, the Disclosure Package or the U.S. Prospectus under the headings “Certain Income Tax Considerations”, “Description of Share Capital - Common Shares” and “Description of Share Capital - Shareholder Rights Plan”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(m)           Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Shares have been duly authorized and, when the Shares are issued and delivered pursuant to this Agreement, such Shares will have been duly and validly created, allotted and issued as fully paid and non-assessable, and the Shares will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectuses and the Disclosure Package with respect to the Shares; each of Enbridge EOG Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC has full corporate power and authority to execute, deliver and perform its obligations under (a) the purchase and sale agreement dated September 5, 2023 between Enbridge EOG Holdings, LLC and Dominion Energy, Inc. (the “Acquisition Vendor”) relating to the purchase and sale of all of the issued and outstanding shares of capital stock of EOG (as defined herein) by Enbridge EOG Holdings, LLC from the Acquisition Vendor, (b) the purchase and sale agreement dated September 5, 2023 between Enbridge Quail Holdings, LLC and the Acquisition Vendor relating to the purchase and sale of all of the issued and outstanding shares of capital stock of Questar (as defined herein) by Enbridge Quail Holdings, LLC from the Acquisition Vendor, and (c) the purchase and sale agreement dated September 5, 2023 between Enbridge Parrot Holdings, LLC and the Acquisition Vendor relating to the purchase and sale of all of the issued and outstanding shares of capital stock of PSNC (as defined herein) by Enbridge Parrot Holdings, LLC from the Acquisition Vendor (collectively, the “Acquisition Agreements”) to which it is a party, and the Acquisition Agreements have been duly authorized, executed and delivered by Enbridge EOG Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC, as applicable, and are enforceable against Enbridge EOG Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(n)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement, the Prospectuses and the Disclosure Package under the heading “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(o)           Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a prospectus under Canadian Securities Laws or a registration statement under the Act with respect to Common Shares owned or to be owned by such person or (ii) require the Company to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(p)           Governmental Authorization and Absence of Further Requirements. No consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or compliance with any statute, order, rule or regulation of, any Governmental Authority (as defined herein) is required in connection with the transactions contemplated herein, except such as have been obtained under Canadian Securities Laws and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the offering and sale of the Shares by the Agents in the manner contemplated herein and in the Registration Statement, the Prospectuses and the Disclosure Package; except as set forth in or contemplated in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(q)           Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Prospectuses and the Disclosure Package, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(r)            No Default and Conflict Absence. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the articles or by-laws of the Company or the articles or certificate of incorporation or formation, as applicable, or by-laws, limited partnership agreement, limited liability company agreement or other organizational documents, as applicable, of any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its articles, by-laws, certificate of incorporation or formation, limited partnership agreement or limited liability company agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           Financial Statements. The consolidated historical financial statements of the Company incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Canadian Securities Laws and the Act and have been prepared in conformity with generally accepted accounting principles in the United States, in each case, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Registration Statement, the Prospectuses and the Disclosure Package fairly presents, on the basis stated therein, the information included therein.

(t)            Proceedings Absence. Except as set forth in or contemplated in the Registration Statement, the Prospectuses and the Disclosure Package, no action, suit or proceeding by or before any court or any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power (each, a “Governmental Authority”) involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(u)           Ownership of Property. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a Material Adverse Effect.

(v)           Independent Auditor. PricewaterhouseCoopers LLP, Calgary, Canada, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, are independent chartered accountants with respect to the Company within the meaning of Canadian Securities Laws and the Act and the applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board of the United States.

(w)           Cybersecurity. Except as set forth in or contemplated in the Registration Statement, the Prospectuses and the Disclosure Package, (i) (A) there has been no security breach or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices.

(x)           Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y)           Environmental Law Compliance. Except as set forth in or contemplated in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and its subsidiaries (i) are in substantial compliance with any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations or common law relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice from a governmental agency or any written notice from a third party under the color of Environmental Law of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or regarding any actual or potential violation of Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(z)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency in jurisdictions where the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or an arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has taken any action on behalf of the Company or any of its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) or the UK Bribery Act 2010, and the rules and regulations promulgated thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the Corruption of Foreign Public Officials Act (Canada) and the UK Bribery Act 2010 and the rules and regulations promulgated thereunder, and all other applicable anti-corruption and anti-bribery statutes or regulations, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and with the representations and warranties contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

(bb)         No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company, nor any of its subsidiaries, is located or organized in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and each of its subsidiaries have not knowingly engaged in for the past ten years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(cc)         Accounting and Disclosure Controls. The Company and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal control over financial reporting is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting; the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(dd)         No Pre-emptive Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares or any other agreement or option, for the issue or allotment of any unissued Common Shares or any other security convertible into or exchangeable for any such Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares, other than, for greater certainty, pursuant to the shareholder rights plan of the Company, any employee benefit, incentive or stock option or purchase or similar plans of the Company, and any directors’ compensation plan.

(ee)         Acquisitions. The three separate acquisitions of all of the outstanding equity interests of Enbridge EOG Holdings II Corporation, Enbridge (U.S.) Gas Distribution, LLC, The East Ohio Gas Company and Enbridge Alternative Fuel, LLC (collectively, “EOG”), Questar Gas Company, Wexpro Company, Wexpro II Company, Wexpro Development Co. and Dominion Energy Wexpro Services Co., Dominion Gas Projects Co., LLC and Questar InfoComm Inc. (collectively, “Questar”) and Public Service Company of North Carolina, Incorporated (“PSNC”), by the Company from the Acquisition Vendor pursuant to the terms and conditions of the Acquisition Agreements described in the Registration Statement, the Prospectuses and the Disclosure Package do not and will not, as applicable, individually or in the aggregate, (i) constitute a “significant acquisition” for the purposes of Canadian Securities Laws or (ii) result in the acquisition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S X under the Act) for purposes of the Act and the applicable published rules and regulations thereunder.

2.             Sale and Delivery of the Shares.

(a)           Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may issue and sell through the Agents, as sales agents for the Company, the Shares (an “Agency Transaction”) as follows:

(i)             The Company may, from time to time, propose to the applicable Agent the terms of an Agency Transaction by means of a telephone call or other form of written electronic communication (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from at least one of the individuals listed as an authorized representative of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include, among other parameters permitted in accordance with this Agreement: the trading day(s) for the New York Stock Exchange (the “NYSE”) or the Toronto Stock Exchange (the “TSX”) (which may not be a day on which the NYSE or the TSX, as applicable, is closed or scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number or value of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”). The Agency Transaction Notice shall be effective upon delivery to the applicable Agent unless and until (A) the applicable Agent in its sole discretion declines to accept the terms contained therein and does not confirm promptly in accordance with Section 2(a)(ii), (B) the entire amount of the Shares under the Agency Transaction Notice has been sold, (C) the Company suspends or terminates the Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(iv) or Section 7, as applicable, (D) the Company issues a subsequent Agency Transaction Notice with parameters superseding those on the earlier Agency Transaction Notice or (E) this Agreement has been terminated under the provisions of this Agreement. Notwithstanding the foregoing, the Company may not deliver an Agency Transaction Notice to an Agent if the Company has delivered an Agency Transaction Notice which remains in effect to another Agent, unless the Company has terminated the prior Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(iv). The terms of an Agency Transaction shall be proposed to, and each Agency Transaction Notice shall be addressed to, the respective individuals from the applicable Agent set forth on Schedule 1 hereto, as such Schedule 1 may be amended from time to time by written notice to each of the parties hereto (the “Authorized Agent Representatives”).

(ii)            If such proposed terms for an Agency Transaction are acceptable to the applicable Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to the Authorized Company Representatives which delivered such Agency Transaction Notice.

(iii)           Subject to the terms and conditions hereof, the applicable Agent shall, severally and not jointly, use its commercially reasonable efforts, consistent with its normal trading and sales practices and in accordance with applicable law and regulations, to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. The applicable Agent shall not sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with the Agents that (x) there can be no assurance that an Agent will be successful in selling all or any of such Shares or as to the price at which any Shares are sold, if at all, (y) no Agent shall incur any liability or obligation to the Company or any other person or entity if they do not sell any Shares for any reason and (z) no Agent shall be under any obligation to purchase any Shares on a principal basis pursuant to this Agreement. Each of the U.S. Agents, severally (and not jointly), covenants and agrees with the Company that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Shares in Canada, and (ii) it shall not sell Shares on any “marketplace” (as defined under Canadian Securities Laws) in Canada. For the avoidance of doubt, none of the U.S. Agents is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions and no action on the part of any of the U.S. Agents in its capacity as an Agent of the offering of the Shares in the United States is intended to create any impression or support any conclusion that it is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions.

(iv)           Each of the Canadian Agents, severally and not jointly, hereby covenants and agrees that, if and when such Canadian Agent has received an Agency Transaction Notice that has not been suspended or terminated in accordance with the terms hereof, such Canadian Agent will prudently and actively monitor the market’s reaction to trades made on any marketplace pursuant to this Agreement in order to evaluate the likely market impact of future trades, and that, if such Canadian Agent has concerns as to whether a particular sale contemplated by an Agency Transaction Notice may have a significant effect on the market price of the Shares, the applicable Canadian Agent will, upon receipt of the applicable Agency Transaction Notice, recommend to the Company against effecting the trade at that time or on the terms proposed. Notwithstanding the foregoing, the Company acknowledges and agrees that neither the Canadian Agents nor the U.S. Agents can provide complete assurances that any sale will not have a significant effect on the market price of the Shares.

(v)            The Company may, acting through at least one Authorized Company Representative, or the applicable Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares or terminate an Agency Transaction Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, including the parties’ obligations set forth under Section 2(a)(ix). Notwithstanding any other provision of this Agreement, during any time period (the “No Trade Period”) in which either the Company is in possession of “material non-public information” or has knowledge of a “material change” or “material fact” with respect to the Company or the Shares which has not been generally disclosed or the Company has imposed a trading blackout period pursuant to its internal policies and procedures, the Company agrees that (i) it will not deliver an Agency Transaction Notice to any Agent and (ii) it will terminate any Agency Transaction Notice that was previously delivered to any Agent. For greater certainty, at any time while an Agency Transaction Notice is pending or effective (and not currently suspended), the Company shall promptly notify the Agents of the commencement of a No Trade Period and suspend any further sale of Shares under the Agency Transaction Notice until the end of the No Trade Period.

(vi)           If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vii)         The applicable Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than by methods permitted by law, including (i) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectuses in accordance with Rule 153 of the rules and regulations and meet the definition of an “at-the-market-distribution” under Rule 415(a)(4) of the rules and regulations, or that constitute an “at-the-market distribution” under NI 44-102 and are made in compliance with NI 44-102, including, without limitation, sales made on or through the NYSE and the TSX, or any other marketplace in Canada or the United States where the Common Shares may be traded, (ii) in block transactions, (iii) as otherwise agreed to among the relevant parties or (iv) by means of any other existing trading market for the Common Shares or to or through a market maker other than on an exchange. Each of the Canadian Agents severally (and not jointly) agrees that it shall not, in connection with the distribution of the Shares in an “at-the-market distribution” under NI 44-102, engage in any transactions that are intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of Shares that would result in the Canadian Agent creating an over-allocation position in the Common Shares.

(viii)        The compensation to the Agents for sales of the Shares in an Agency Transaction shall be as agreed to by the Company and the Agents from time to time but shall not exceed two percent (2.0%) of the gross offering proceeds of the Shares sold in such Agency Transaction, which amount shall be paid in the same currency as the sale of the Shares to which it relates. The foregoing rate of compensation shall not apply when an Agent, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. The applicable Agent shall provide written confirmation to the Company (which may be provided by email to at least one of the Authorized Company Representatives) following the close of trading on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares and the average price of Shares sold on such Trading Day (showing the number and the average price of Shares sold on the TSX, on the NYSE or on any other “marketplace”), (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Agents with respect to such sales (which commission shall be paid in the same currency as the sale of the Shares to which such commission pertains) and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(ix)           Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day or such earlier day as is industry practice for regular-way trading (and (i) in the United States on and after May 28, 2024, the first Trading Day or (ii) in Canada on and after May 27, 2024, the first Trading Day) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the applicable Agent against payment by the applicable Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Agent’s or its designee’s account (provided that the applicable Agent shall have given the Company written notice of such designee prior to the relevant Settlement Date) at CDS Clearing and Depository Services Inc. through its CDSX system for Shares sold in Canada, and at The Depository Trust Company for Shares sold in the United States, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the applicable Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default; provided, however, that without limiting Section 5 herein, with respect to (ii) above, the Company shall not be obligated to pay the applicable Agent any commission, discount or other compensation on any Shares that it is not possible to settle due to: (A) a suspension or material limitation in trading in securities generally on the TSX or the NYSE; (B) a material disruption in securities settlement or clearance services in the United States or Canada; or (C) failure by the applicable Agent to comply with its obligations under the terms of this Agreement.

(b)           If the Company wishes to issue and sell the Shares other than as set forth in Section 2(a) hereof, it will notify an Agent of the proposed terms of such issuance and sale (each, a “Placement”). If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)           Maximum Number of Shares. Under no circumstances shall the Company propose to any one of the Agents, or any one of the Agents effect, a sale of Shares in an Agency Transaction pursuant to this Agreement or any Terms Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement or any Terms Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of Common Shares available for offer and sale under the then effective Canadian Prospectus or Registration Statement, or (iii) cause the number of Shares sold pursuant to this Agreement or any Terms Agreement to exceed the number of Shares authorized to be issued and sold from time to time pursuant to this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Agent in writing.

(d)          Continuing Accuracy of Representations and Warranties. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

3.             Agreements of the Company. The Company agrees with the Agents that:

(a)          Prospectus and Registration Statement Amendments. After the date of this Agreement and until the completion of the sales contemplated hereunder, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Canadian Base Prospectus or the Registration Statement has been filed with any Canadian Qualifying Authority or the Commission and has become effective or where a Receipt has been issued therefor, as applicable, or any subsequent supplement to the U.S. Prospectus or the Canadian Prospectus has been filed (each, an “Amendment Date”) and of any request by the Commission or any Canadian Qualifying Authority for any amendment or supplement to the Registration Statement or the Prospectuses or for additional information; (ii) the Company will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Rule 433(d) under the Act and with the Canadian Qualifying Authorities; (iii) the Company will submit to the Agents a copy of any amendment or supplement to the Registration Statement or the Prospectuses (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectuses) within a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (iv) the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses (provided that the Company shall not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectuses if such documents are accessible from System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) or Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)) and the Company will cause (x) each amendment or supplement to the U.S. Prospectus to be filed with the Commission or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed and (y) each amendment or supplement to the Canadian Prospectus to be filed with the Canadian Qualifying Authorities as required pursuant to the Shelf Procedures or, in the case of any document to be incorporated therein by reference, to be filed with the Canadian Qualifying Authorities as required pursuant to the Canadian Securities Laws, within the time period prescribed.

(b)          Notice of Stop Orders. The Company will advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission or the Canadian Qualifying Authorities of any stop order or of any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Shares for offering or sale in the United States or the Canadian Qualifying Jurisdictions, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the Canadian Qualifying Authorities for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information relating to the Shares. If there is an Agency Transaction Notice that has been issued by the Company that has not been suspended or terminated in accordance with the notice requirements set forth in Section 2(a)(iv) or Section 7, as applicable, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible. If there is no such outstanding Agency Transaction Notice, then, if, in the Company’s determination and at the Company’s sole discretion, it is necessary to prevent the issuance of any stop order or have a stop order lifted, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.

(c)          Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153, Rule 172 or Rule 173(a) under the Act) or the Canadian Securities Laws, the Company will comply in all material respects with all requirements imposed upon it by the Act, by the rules and regulations, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the Commission pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act or with the Canadian Qualifying Authorities pursuant to the Canadian Securities Laws, as appropriate. If during such period any event occurs of which the Company becomes aware and as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectuses to comply with the Act, the Exchange Act or the Canadian Securities Laws, or the respective rules thereunder, the Company will promptly notify the Agents to suspend the offering of Shares during such period and, if, in the Company’s determination and at the Company’s sole discretion, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectuses to comply with the Act or the Canadian Securities Laws, the Company will promptly prepare and file with the Canadian Qualifying Authorities and the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(d)          Delivery of Registration Statement and Prospectuses. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectuses (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectuses that are filed with the Commission or Canadian Qualifying Authorities during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein) or by the Canadian Qualifying Authorities (including all documents filed with the Canadian Qualifying Authorities during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request; provided, however, the Company shall not be required to furnish any documents to the Agents that are available on SEDAR+ or EDGAR.

(e)           Company Information. The Company will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfil their obligations as agents pursuant to this Agreement, the Act and Canadian Securities Laws.

(f)            Compliance with Blue Sky Laws. The Company will qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise subject thereto. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(g)          Material Non-public Information. The Company covenants that it will not issue an Agency Transaction Notice to the Agents in accordance with Section 2 hereof if the Company is in possession of material non-public information regarding the Company and any subsidiaries, taken as a whole, or the Shares.

(h)          Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated in accordance with Section 6, the Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the filing, registration and delivery of the Shares under Canadian Securities Laws and the Act and all other fees or expenses in connection with the preparation and filing of the Canadian Base Prospectus, the Canadian Prospectus Supplement, the Registration Statement, the U.S. Prospectus Supplement, and any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, and all printing costs associated therewith, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Agents, (iii) all expenses and application fees related to the listing of the Shares on the TSX and the NYSE, (iv) the cost of the preparation, issuance and delivery of the Shares, (v) the costs and charges of any trustee, transfer agent, registrar or depositary, (vi) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Agents may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Agents), (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares, (viii) the reasonable out-of-pocket fees, disbursements and other charges of the Agents incurred on or prior to the date hereof in connection with this Agreement, the Registration Statement and the Prospectuses, including, without limitation, the fees and disbursements of counsel to the Agents, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents, (ix) the reasonable and documented out-of-pocket fees, disbursements and other charges of the Agents incurred after the date hereof in connection with this Agreement, the Registration Statement and the Prospectuses, including, without limitation, the reasonable fees and disbursements of counsel to the Agents, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectuses under “Use of Proceeds”.

(j)            Change of Circumstances. During the term of this Agreement, the Company will, at any time during a fiscal quarter in which the Company intends to deliver an Agency Transaction Notice to the Agents to sell Shares, advise the Agents promptly after it has received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(k)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review requested by any of the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Agency Transaction Notice, including, without limitation, at each Representation Date or otherwise as the Agents may reasonably request, including quarterly diligence sessions, providing information and making available documents and appropriate corporate officers of the Company and representatives of the accountants for the Company, during regular business hours, for one or more due diligence sessions with representatives of the Agents and their counsel. The Company will provide any such access and materials to all Agents, unless any such Agent elects not to receive such access or materials.

(l)            Clear Market. From the time the Company issues an Agency Transaction Notice until the settlement for sales of all Shares remaining under such Agency Transaction Notice, the Company shall not offer to sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to acquire Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares, in each case without giving the Agents by written notice or by draft news release sent to the Agents (which, in each case, may be via email) at least two business days’ prior to the issuance date specifying the nature and date of such proposed transaction. The foregoing sentence shall not apply to Shares to be offered and sold through Agents pursuant to this Agreement, and, notwithstanding the foregoing, the Company may, without giving any such prior notice, issue Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to a dividend reinvestment plan of the Company, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company, or any directors’ compensation plan of the Company or to satisfy instruments issued pursuant to a dividend reinvestment plan of the Company, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company. If notice of a proposed transaction is provided by the Company pursuant to this Section 3(l), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.

(m)          Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any suspension of sales under Section 2(a)(iv)), and at each Time of Sale, each Settlement Date and each Amendment Date, the Company shall be deemed to have affirmed each representation and warranty of the Company contained in this Agreement (except only to the extent that any such representation is, by its express terms, limited to a specific date).

(n)          Required Filings Relating to Sale of Shares. To the extent required by applicable Canadian Securities Laws and the Exchange Act, in respect of any quarter or year, as applicable, in which sales of Shares were made by the Agents under this Agreement, the Company shall set forth with regard to the most recent applicable quarter or year, as applicable, the number of Shares and the average selling price of the Shares sold through the Agents under this Agreement, the gross and net proceeds received by the Company from such sales of Shares and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement. For so long as the Shares are listed on the TSX, the Company will provide the TSX with all information it requires with respect to the offering of the Shares within the timelines prescribed by the TSX and, for so long as the Shares are listed on the NYSE, the Company will provide the NYSE with all information it requires with respect to the offering of the Shares within the timelines prescribed by the NYSE.

(o)           Representation Dates; Certificate. During the term of this Agreement, each time the Company (i) files the Prospectuses relating to the Shares or amends or supplements the Registration Statement or the Prospectuses relating to the Shares by means of a post-effective amendment or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectuses relating to the Shares; (ii) files or amends an annual report on Form 10-K (other than any amendment to an annual report on Form 10-K/A solely for the purpose of including the Part III information in the most recently filed annual report on Form 10-K) or annual financial statements pursuant to Canadian Securities Laws; (iii) files or amends quarterly reports on Form 10-Q or interim financial statements pursuant to Canadian Securities Laws; or (iv) at any other time reasonably requested by the Agents (each date of filing of one or more of the documents referred to in clauses (i) through (iii) and any time of request pursuant to (iv) above shall be a “Representation Date”), the Company shall furnish the Agents with a certificate, in the form included in Section 4(e), upon execution of this Agreement and within three Trading Days after each Representation Date.

(p)           Legal Opinions/Negative Assurance Letters. Upon execution of this Agreement and within three (3) Trading Days after any Representation Date, the Company shall cause to be furnished to the Agents, dated the date the opinions are so furnished and addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, (i) the written opinion of McCarthy Tétrault LLP, Canadian counsel for the Company, as described in Section 4(f), and other local Canadian counsel, as required, such opinion letters to be substantially similar to the form attached hereto as Exhibit B but modified as necessary to relate to the Prospectuses as amended and supplemented to the date of such opinion, (ii) the written opinion and a negative assurance letter of Sullivan & Cromwell LLP, U.S. counsel for the Company, as described in Section 4(f), such opinion and negative assurance letter, to be substantially similar to the forms attached hereto as Exhibit C but modified as necessary to relate to the Registration Statement and the Prospectuses as amended and supplemented to the date of such opinion and letter and (iii) the written opinion of Vinson & Elkins LLP, U.S. regulatory counsel to the Company, as described in Section 4(e), such opinion to be substantially similar to the form attached hereto as Exhibit D but modified as necessary to relate to the Registration Statement and the Prospectuses as amended and supplemented to the date of such opinion, or, in lieu of such opinions, counsel last furnishing such opinion to the Agents may furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectuses as amended and supplemented to the time of delivery of such letter authorizing reliance). The requirement to furnish the documents set out in this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending or in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company shall provide the Agents with each of the documents set out in this Section 3(p).

(q)          Comfort Letters. Upon execution of this Agreement and within three Trading Days after each Representation Date, the Company shall cause its auditors to furnish to the Canadian Agents a letter (the “Canadian Comfort Letter”) and to the U.S. Agents a letter (the “U.S. Comfort Letter”, and together with the Canadian Comfort Letter, the “Comfort Letters”) dated the date the Comfort Letters are delivered, in form and substance satisfactory to the applicable Agents, acting reasonably, addressed to the applicable Agents, relating to the verification of certain of the financial information relating to the Company and any subsidiaries contained in the Registration Statement and the Prospectuses, as applicable, or incorporated by reference therein, which Comfort Letters shall be based on a review having a cut-off date not more than two (2) business days prior to the date of such letter, (i) stating that such auditors are independent public accountants within the meaning of Canadian Securities Laws, the Act and the rules and regulations thereunder, and that in their opinion the audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectuses, as applicable, comply as to form in all material respects with the published accounting requirements of Canadian Securities Laws, the Act and the related rules and regulations thereunder and with the applicable accounting requirements of Canadian Securities Laws, the Act and the Exchange Act and the related published rules and regulations adopted by the Canadian Qualifying Authorities and the Commission (the first such letters, the “Initial Comfort Letters”) and (ii) updating the Initial Comfort Letters with any information which would have been included in the Initial Comfort Letters had they been given on such date and modified as necessary to relate to the Registration Statement and the Prospectuses, as applicable, as amended and supplemented to the date of such letter. The requirement to furnish the documents set out in this Section 3(q) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending or effective, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver, then before the Company delivers the Agency Transaction Notice or the Agents sell any Shares, the Company shall provide the Agents with the applicable documents set out in this Section 3(q).

(r)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act or normal course issuer bids under applicable Canadian securities laws; provided, further, that no such bids or purchases shall be made by the Company during the two Trading Days before or after any sale of any Shares pursuant to this Agreement.

(s)           Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that prior to the termination of this Agreement, it will not be or become required to register as an “investment company” under the Investment Company Act and the rules and regulations of the Commission promulgated thereunder.

(t)            [Reserved].

(u)           Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(v)            Consent to the Agents’ Trading. The Company consents to the extent permitted under the Act, the Exchange Act, Canadian Securities Laws, the rules of the NYSE and the rules of the TSX, to the Agents trading in the Common Shares: (i) for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement; and (ii) for the Agents’ own accounts, provided that in the case of clauses (i) and (ii), by providing such consent, the Company will incur no liability on behalf of the Agents or their clients resulting from such trading activity.

(w)             Actively-Traded Security. The Company shall notify the Agents promptly by an email addressed to each of the respective individuals from each of the Agents set forth on Schedule 1 attached hereto if the Common Shares cease to qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and the sales shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(x)              Permitted Free Writing Prospectuses.

(i)              The Company represents and agrees that it has not made and, unless it obtains the prior written consents of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, which is required to be retained by the Company under Rule 433 under the Act; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents is herein referred to as a “Issuer Free Writing Prospectus”. The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Issuer Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 under the Act and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(ii)             The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses. In addition, no Issuer Free Writing Prospectus, if any, together with the Prospectuses, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(iii)            The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(y)              Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering material, term sheets or “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectuses or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and included in an Agency Transaction Notice, provided that the Canadian Agents, severally and not jointly, covenant with the Company not to take any action that would result in the Company being required to file with the Canadian Qualifying Authorities any “marketing materials” that otherwise would not be required to be filed by the Company, but for the action of the Canadian Agents.

4.              Conditions to the Agents’ Obligations. The obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)            U.S. Prospectus Supplement. The U.S. Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing and in accordance with this Agreement and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Common Shares shall have been issued and no proceeding for any such purposes shall have been initiated or threatened by the Commission and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company shall have been issued.

(b)            Canadian Prospectus Supplement. The Canadian Prospectus Supplement shall have been filed with the Canadian Qualifying Authorities under the Canadian Shelf Procedures and in accordance with this Agreement and all requests for additional information on the part of the Canadian Qualifying Authorities shall have been complied with to the reasonable satisfaction of the Agents and the Agents’ counsel.

(c)            No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, except as described in or contemplated by the Registration Statement and the Prospectuses, there shall not have been any material adverse change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, is, in the sole judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectuses.

(d)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission, the Canadian Qualifying Authorities or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectuses, the response to which would require any amendments or supplements to the Registration Statement or the Prospectuses; (ii) the issuance by the Commission, the Canadian Qualifying Authorities or any other federal or state or foreign or other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectuses or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectuses or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of each of the Prospectuses, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement or Prospectuses would be appropriate.

(e)            Officers’ Certificates. The Agents shall have received, upon execution of this Agreement and on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clause (b) and to the effect that the signatory of such certificate has reviewed the Registration Statement, the Prospectuses (including any documents filed under the Exchange Act and Canadian Securities Laws and deemed to be incorporated by reference into the Prospectuses) and each Issuer Free Writing Prospectus, if any, and to the best knowledge of the signatory, after due investigation:

(i)              the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct in all material respects, other than those that are qualified by materiality, which shall be true and correct in all respects, except for such representations and warranties that speak solely as of a specific date which were true and correct in all material respects as of such date;

(ii)             no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of the Prospectuses has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Alberta Securities Commission or the Commission; and

(iii)            the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such date.

(f)            Legal Opinions/Negative Assurance Letters. The Agents shall have received the opinions of counsel and negative assurance letter to be delivered pursuant to Section 3(p) on or before the date on which such delivery of such opinions or negative assurance letter are required pursuant to Section 3(p). In addition, on such dates that the opinions required by Section 3(p) are delivered, the Agents shall have also received the opinion and negative assurance letter of Baker Botts L.L.P., U.S. counsel to the Agents, and the opinion of Dentons Canada LLP, Canadian counsel to the Agents, with respect to such matters as the Agents may reasonably require, it being understood that counsel for the Agents and counsel for the Company may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations.

(g)           Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 3(q) on or before the date on which such delivery of such letter is required pursuant to Section 3(q).

(h)           Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(k).

(i)             Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions in the United States as the Agents may reasonably request, as well as such jurisdictions outside the United States as the Agents may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(j)    Stock Exchange Listing. The Shares shall have been duly authorized for listing on the NYSE and the TSX, subject only to notice of issuance at or prior to the applicable Settlement Date. The Company will maintain the listing of the Shares on the NYSE and the TSX and the Company will keep available, at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(k)           Securities Act Filings Made. All filings with the Commission required by the Act and required by the Canadian Qualifying Authorities to have been filed prior to the issuance of any Agency Transaction Notice hereunder shall have been made within the applicable time period prescribed for such filing by the Act and Canadian Securities Laws.

(l)            FINRA. If a filing with the Financial Industry Regulatory Authority (“FINRA”) is required, FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(m)          Regulation M. The Common Shares shall qualify as an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(n)           Additional Certificates. The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectuses or any documents filed under the Exchange Act and Canadian Securities Laws and deemed to be incorporated by reference into the Prospectuses, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.

(o)           Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(p)           Press Release. Concurrently with the execution of this Agreement, the Company shall have issued and disseminated, and filed with the Canadian Qualifying Authorities in compliance with NI 44-102, a news release (i) announcing that the Company has entered into this Agreement, (ii) indicating that the Prospectus Supplements have been or will be filed, (iii) specifying where and how a purchaser of Shares may obtain a copy of this Agreement and the Prospectus Supplements and (iv) if applicable, that the completion of the distribution of Shares would constitute a material fact or material change. Promptly after the execution of this Agreement, and in any event before any sales of Shares are made hereunder, the Company shall file this Agreement with the Canadian Qualifying Authorities in accordance with applicable Canadian Securities Laws.

5.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees, affiliates and agents of each Agent and each person who controls any Agent within the meaning of Canadian Securities Laws, the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Canadian Base Prospectus, the Canadian Prospectus Supplement, the Registration Statement as originally filed, the U.S. Prospectus Supplement or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Company not complying with any requirement of applicable Canadian Securities Laws, the Act, the Exchange Act or the rules and regulations thereunder, in connection with the transactions contemplated by this Agreement and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Canadian Base Prospectus or the Registration Statement, and each person who controls the Company within the meaning of Canadian Securities Laws, the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges that the names of the Agents set forth on the cover page and on the back cover page of the Prospectuses and the Prospectus Supplements constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement or the Prospectuses.

(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Shares; provided, however, that in no case shall any Agent (except as may be provided in any agreement among Agents relating to the offering of the Shares) be responsible for any amount in excess of the commission or any portion thereof actually received by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total commission received by the Agents. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Canadian Base Prospectus or the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           Provided that Deutsche Bank Securities Inc. (“Deutsche Bank”) has not terminated and cancelled its obligations to the Company in accordance with Section 6, Deutsche Bank agrees that if any claims are made against an indemnified party (and such claims did not include Deutsche Bank on the basis that it did not sign the sales agents’ certificate to the Canadian Prospectus Supplement and such claims would have included Deutsche Bank if it had signed such certificate) under Section 130 of the Securities Act (Ontario) or the equivalent provisions of Canadian Securities Laws in other provinces of Canada based upon a misrepresentation or alleged misrepresentation in the Canadian Prospectus Supplement, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made, to be liable pursuant to such laws in respect of such claims and such indemnified party does pay such claims (the “Liability Amount”), then Deutsche Bank shall indemnify such indemnified party from and against the Liability Amount for Deutsche Banks’s pro rata share of such Liability Amount based on the amount of commission or any portion thereof actually received by Deutsche Bank hereunder in relation to the total commission actually received by the Agents hereunder (“Pro Rata Share”), on the basis of and assuming that they had signed the sales agents’ certificate to the Canadian Prospectus Supplement. Deutsche Bank shall further indemnify such indemnified party, without regard to the final outcome of any such claims, for the Pro Rata Share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defence of any such claims (the “Indemnified Expenses”). For the avoidance of doubt, the maximum aggregate amount which Deutsche Bank is required to indemnify the other indemnified parties under this Section 5(e) shall be the lesser of (i) the Pro Rata Share of the total of the Liability Amount and Indemnified Expenses and (ii) the Pro Rata Share of the total gross proceeds from sales of Shares in Agency Transactions hereunder. The amount payable by Deutsche Bank to the indemnified parties pursuant to this Section 5(e) shall be reduced to the extent that Deutsche Bank is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the claim or claims that are the subject matter of the indemnification being sought. Further, Deutsche Bank will only be required to make payment to an indemnified party pursuant to this Section 5(e) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 5 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made, or by acknowledgement of the indemnified party) that the claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party, and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party, then such indemnified party shall promptly reimburse to Deutsche Bank any Indemnified Expenses. If any claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 5(e), the indemnified party will notify Deutsche Bank in writing as soon as possible of the particulars of such claim (but the omission so to notify Deutsche Bank of any potential claim shall not relieve it from any liability which it may have to any indemnified party and any omission so to notify Deutsche Bank of any actual claim shall affect its liability only to the extent that Deutsche Bank is actually and materially prejudiced by that failure). With respect to any indemnified party who is not a party to this Agreement, the Agents other than Deutsche Bank shall obtain and hold the rights and benefits of this Section 5(e) in trust for and on behalf of such indemnified party.

6.            Termination.

(a)           The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only Section 3(h) (Expenses)), 5 (Indemnification), 7(b) (Applicable Law), 7(f) (Representations and Indemnities to Survive) and 7(k) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Any Agent may terminate its obligations under this Agreement solely with respect to such Agent in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to another party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only Section 3(h) (Expenses)), 5 (Indemnification), 7(b) (Applicable Law), 7(f) (Representations and Indemnities to Survive) and 7(k) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           Unless previously terminated pursuant to this Section 6, this Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to Section 6(a) or 6(b) above or otherwise by mutual written agreement of the parties, (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement or any Terms Agreement equals the Maximum Amount and (iii) December 31, 2024, in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only Section 3(h) (Expenses)), 5 (Indemnification), 7(b) (Applicable Law), 7(f) (Representations and Indemnities to Survive) and 7(k) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)          Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of this Agreement.

7.            Miscellaneous.

(a)           No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Shares as contemplated hereby and the process leading to such transaction, the Agents owe no fiduciary duties to the Company or its affiliates, stockholders, creditors, employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Shares as contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Agents have no obligation to disclose to the Company any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Agents, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Agents with respect to any breach or alleged breach of fiduciary duty.

(b)          Applicable Law. This Agreement will be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein.

(c)           Judgment Currency. The obligation of the Company in respect of any sum due to any Agent in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent hereunder.

(d)           Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

(e)           TMX Group. The Company hereby acknowledges that certain of the Agents, or affiliates thereof, own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, such investment dealers may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX and the TSX Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

(f)            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 3(h) and 5 hereof shall survive the termination or cancellation of this Agreement.

(g)           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or emailed to BMO Nesbitt Burns Inc. or BMO Capital Markets Corp., 525 – 8th Avenue SW, 14th Floor, Calgary, Alberta T2P 1G1, attention: Tim Lisevich (email: tim.lisevich@bmo.com), John Manning (email:john.manning@bmo.com) and Brian Osiowy (email: brian.osiowy@bmo.com); to CIBC World Markets Inc., 161 Bay Street, 5th Floor, Toronto, ON M5J2S8, attention: Joe Kostandoff (email: joe.kostandoff@cibc.ca), attention: Sid Ramanthan (email: sid.ramanathan@cibc.com); to CIBC World Markets Corp., 1001 Fannin Street, Suite 4450, Houston, TX 77002, attention: Christopher Otte (email: christopher.otte@cibc.com); to National Bank Financial Inc. or National Bank of Canada Financial Inc., Suite 1800 – 311 6th Avenue SW, Calgary, AB T2P 3H2, attention: Tuc Tuncay (email: tuc.tuncay@nbc.ca); to Scotia Capital Inc., 225 6th Avenue SW, Suite 1700, Calgary, AB Canada T2P 1N2, attention: Dan Beck (email: dan.beck@scotiabank.com) and Samuel Devlin (email: sam.devlin@scotiabank.com); to Scotia Capital (USA) Inc., 711 Louisiana, Suite 1400, Houston, Texas 77002, Attention: Mike Klayman (email: mike.klayman@scotiabank.com); to TD Securities Inc., 421 7 Ave SW, Calgary, AB T2P 4K9, attention: Kiel Depoe (email: Kiel.Depoe@tdsecurities.com) with a copy to CanadaECM@tdsecurities.com; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York, 10017, attention: Bradford Limpert (email: Bradford.Limpert@tdsecurities.com); to Barclays Capital Canada Inc., 333 Bay St., Suite 4910, Toronto, ON, M5H 2R2, attention: Ryan Voegeli (email: ryan.voegeli@barclays.com), with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); to Barclays Capital Inc., 745 7th Avenue, 5th FL, New York, NY 10019, attention: Amit Chandra (email: amit.chandra@barclays.com); to Merrill Lynch Canada Inc., Suite 2620, 255 – 5 Avenue S.W., Calgary, Alberta T2P 3G6, Canada, attention: Kelsey Scott (email: kelsey.scott@bofa.com); to BofA Securities, Inc., One Bryant Park, New York, NY 10036, United States, attention: Alex Kroner (email: alex.kroner@bofa.com); to Citigroup Global Markets Canada Inc., 123 Front Street West – 19, Toronto, ON, M5J 2M3, attention: Grant Kernaghan (email: grant.kernaghan@citi.com); to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention: General Counsel (facsimile number 1-646-291-1469); to Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, attention: General Counsel (email: dbcapmarkets.gcnotices@list.db.com); to Mizuho Securities Canada Inc. c/o Mizuho Securities USA LLC, Suite 1000, 888 3rd Street South West, Calgary Alberta, T2P 5C5, attention: Equity Capital Markets (email: US-ECM@us.mizuho-sc.com); to Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, attention: Equity Capital Markets (email: US-ECM@us.mizuho-sc.com); to Wells Fargo Securities Canada Ltd., 22 Adelaide Street West, Suite 2200, Toronto, ON, M5H 4E3, attention: Alex Williams (email: alexander.m.williams@wellsfargo.com); to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, attention: Equity Syndicate Department (fax no: (212) 214-5918), James Peery (email: james.peery@wellsfargo.com); to RBC Dominion Securities Inc., Suite 3900, 888 – 3rd Street SW, Bankers Hall West, Calgary, AB T2P 5C5, attention: Curtis Dunford (email: Curtis.Dunford@rbccm.com); to RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, attention: John Kolz (email: john.kolz@rbccm.com); to ATB Securities Inc. or ATB Capital Markets USA Inc., Suite 410 - 585 8th Avenue SW, Calgary, Alberta, T2P 1G1, attention: Robyn Hemminger (email: rhemminger@atb.com); to Desjardins Securities Inc., 25 York Street, Suite 1000, Toronto, Ontario Canada M5J 2V5, attention: Alan Filder, Desjardins Capital Markets (tel no: (416) 795-9530) (email: alan.fidler@desjardins.com); to Desjardins Securities International Inc., 25 York Street, Suite 1000, Toronto, Ontario Canada M5J 2V5, attention: Alan Filder, Desjardins Capital Markets (tel no: (416) 795-9530) (email: alan.fidler@desjardins.com); to Morgan Stanley Canada Limited, 181 Bay Street, Floor 37, Toronto, Ontario M5J 2T3, attention: Tom Greenberg, Managing Director, Vice Chairman (email: tom.greenberg@morganstanley.com); to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, attention: Mauricio Dominguez, Equity Syndicate Desk, with a copy to the Legal Department (email: Mauricio.Dominguez@morganstanley.com); and confirmed to Baker Botts L.L.P., attention: Natasha Khan (email: natasha.khan@bakerbotts.com) and to Dentons Canada LLP, attention: Lucas Tomei (email: lucas.tomei@dentons.com); or, if sent to the Company, will be mailed, delivered or emailed to Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta T2P 3L8, attention: Corporate Secretary (email: CorporateSecretary@enbridge.com).

(h)           Recognition of the U.S. Special Resolution Regimes.

(i)             In the event that any Agent that is a Covered Entity (as defined herein) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined herein), the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate (as defined herein) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined herein) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)           As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i)            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j)            Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

(k)           Waiver of Jury Trial. Each of the Company and each of the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby or thereby.

(l)            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

(m)          Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

(n)           Currency. Unless otherwise indicated herein, all references herein to currency shall be to the lawful money of Canada.

(o)           Time. Time shall be of the essence of this Agreement.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.

Very truly yours,

ENBRIDGE INC.

By:	/s/ Jonathan E. Gould
	Name:	Jonathan E. Gould
	Title:	Vice President, Treasury, Risk & Pensions

[Signature page to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO NESBITT BURNS INC.

By:	/s/ Tim Lisevich
	Name:	Tim Lisevich
	Title:	Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Managing Director & Co-Head

CIBC WORLD MARKETS INC.

By:	/s/ Kelsen Vallee
	Name:	Kelsen Vallee
	Title:	Managing Director & Co-Head

CIBC WORLD MARKETS CORP.

By:	/s/ Chris Otte
	Name:	Chris Otte
	Title:	Managing Director

[Signature page to Equity Distribution Agreement]

NATIONAL BANK FINANCIAL INC.

By:	/s/ Tuc Tuncay
	Name:	Tuc Tuncay
	Title:	Managing Director

NATIONAL BANK OF CANADA FINANCIAL INC.

By:	/s/ Etienne Dubuc
	Name:	Etienne Dubuc
	Title:	EVP & Co-Head of Financial Markets

SCOTIA CAPITAL INC.

By:	/s/ Dan Beck
	Name:	Dan Beck
	Title:	Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Klayman
	Name:	Michael Klayman
	Title:	Managing Director

TD SECURITIES INC.

By:	/s/ Kiel Depoe
	Name:	Kiel Depoe
	Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Managing Director

[Signature page to Equity Distribution Agreement]

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Ryan Voegeli
	Name:	Ryan Voegeli
	Title:	Head of Investment Banking, Canada

BARCLAYS CAPITAL INC.

By:	/s/ Amit Chandra
	Name:	Amit Chandra
	Title:	Managing Director

MERRILL LYNCH CANADA INC.

By:	/s/ Kelsey Scott
	Name:	Kelsey Scott
	Title:	Managing Director & Head, Canadian Energy Investment Banking

BOFA SECURITIES, INC.

By:	/s/ Alex Kroner
	Name:	Alex Kroner
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
	Name:	Grant Kernaghan
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Wexler
	Name:	Scott Wexler
	Title:	Managing Director

[Signature page to Equity Distribution Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kristen Pugno
	Name:	Kristen Pugno
	Title:	Director

By:	/s/ Ben Selinger
	Name:	Ben Selinger
	Title:	Managing Director

MIZUHO SECURITIES CANADA INC.

By:	/s/ Josh Weismer
	Name:	Josh Weismer
	Title:	Authorized Signatory

MIZUHO SECURITIES USA LLC

By:	/s/ Josh Weismer
	Name:	Josh Weismer
	Title:	Authorized Signatory

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Alex Williams
	Name:	Alex Williams
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

[Signature page to Equity Distribution Agreement]

RBC DOMINION SECURITIES INC.

By:	/s/ Curtis Dunford
	Name:	Curtis Dunford
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ John Kolz
	Name:	John Kolz
	Title:	Managing Director

ATB SECURITIES INC.

By:	/s/ Robyn Hemminger
	Name:	Robyn Hemminger
	Title:	Managing Director

ATB CAPITAL MARKETS USA INC.

By:	/s/ Robyn Hemminger
	Name:	Robyn Hemminger
	Title:	Managing Director

DESJARDINS SECURITIES INC.

By:	/s/ Alan Fidler
	Name:	Alan Fidler
	Title:	Director, Investment Banking, Power & Infrastructure

DESJARDINS SECURITIES INTERNATIONAL INC.

By:	/s/ Bill Cabel
	Name:	Bill Cabel
	Title:	Chairman of the board, President and CEO

[Signature page to Equity Distribution Agreement]

MORGAN STANLEY CANADA LIMITED

By:	/s/ Tom Greenberg
	Name:	Tom Greenberg
	Title:	Managing Director & Vice Chairman

MORGAN STANLEY & CO. LLC

By:	/s/ Paul Madenjian
	Name:	Paul Madenjian
	Title:	Executive Director

[Signature page to Equity Distribution Agreement]

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

SCHEDULE 2

SIGNIFICANT SUBSIDIARIES

Subsidiary	Organized Under the Laws of
Enbridge Energy Company, Inc.	Delaware
Enbridge (U.S.) Inc.	Delaware
Tidal Energy Marketing Inc.	Canada
Tidal Energy Marketing (U.S.) L.L.C.	Delaware
Enbridge Energy Partners, L.P.	Delaware
Spectra Energy, LLC	Delaware
Spectra Energy Partners, LP	Delaware
Enbridge Management Services Inc.	Canada
Enbridge Gas Inc.	Ontario

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

EXHIBIT A

ENBRIDGE INC.
200, Fifth Avenue Place

425 — 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

[_______], 20[__]
[●] / [●]

[address] / [address]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [●] under, and pursuant to, that certain Equity Distribution Agreement among the Company, BMO Nesbitt Burns Inc., BMO Capital Markets Corp., CIBC World Markets Inc., CIBC World Markets Corp., National Bank Financial Inc., National Bank of Canada Financial Inc., Scotia Capital Inc., Scotia Capital (USA) Inc., TD Securities Inc., TD Securities (USA) Inc., Barclays Capital Canada Inc., Barclays Capital Inc., Merrill Lynch Canada Inc., BofA Securities Inc., Citigroup Global Markets Canada Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities Canada Inc., Mizuho Securities USA, Wells Fargo Securities Canada Inc., Wells Fargo Securities, LLC, RBC Dominion Securities Inc., RBC Capital Markets, LLC, ATB Securities Inc., ATB Capital Markets USA Inc., Desjardins Securities Inc., Desjardins Securities International Inc., Morgan Stanley Canada Limited and Morgan Stanley & Co. LLC dated May 15, 2024 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[ ], [_______], 20[ ] . . . [ ], 20[ ]

Maximum [Number]/[Value] of Shares to be Sold in the Aggregate:	[_______]

Maximum [Number]/[Value] of Shares to be Sold on each Trading Day:	[_______]

Stock exchange:	[ ]

Floor Price:	[USD/CAD][. ]

[Remainder of Page Intentionally Blank]

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Very truly yours,

ENBRIDGE INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[●] / [●]

By:
Name:
Title:

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EXHIBIT B

Form of Initial Opinion of
Canadian Counsel to the Company

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EXHIBIT C

Form of Opinion of
U.S. Counsel to the Company

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EXHIBIT D

Form of Opinion of
U.S. Regulatory Counsel to the Company

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